UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 14, 2008
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut   06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, Neurogen Corporation (the “Company”) issued a press release announcing that it has hired and entered into an employment agreement with, Dr. Srdjan Stankovic, age 51, pursuant to which Dr. Stankovic will serve as the Company’s Executive Vice President and Chief Development Officer (the “Employment Agreement”).

 Prior to joining the Company, Dr. Stankovic served as Vice President, Worldwide Clinical Research at Cephalon, Inc. since 2005. Prior to that, starting in 1997,  he held various clinical positions at UCB Pharma, Inc., including Vice President, U.S. Clinical Development and also at Johnson & Johnson Pharmaceutical R&D, LLC, as Senior Director and Compound Development Team Leader. Dr. Srdjan earned his Doctor of Medicine degree from the University of Belgrade in Serbia and Master of Science in Public Heath (Epidemiology) degree from the University of Alabama at Birmingham.

Pursuant to the Employment Agreement, Dr. Stankovic will receive an annual base salary of $380,000 and a discretionary annual bonus percentage which is targeted at 30% of his annual base salary. Dr. Stankovic will also be eligible to participate in the Company’s employee and incentive benefit programs.  In conection with his employment the Company has granted to Dr. Stankovic an option to acquire 300,000 shares of the Company's common stock at an exercise price equal to the market price at the date of grant.  The Employment Agreement has an initial term expiring on April 14, 2009, and automatically renews for successive one year terms unless either party provides notice to the other of its intent not to extend the term of the Employment Agreement at least 90 days prior to the expiration of the then current term.

In the event Dr. Stankovic is terminated without “cause” or resigns for “good reason,” each as defined in the Employment Agreement, Dr. Stankovic will receive a severance payment equal to twelve months base salary.  Additionally, any unvested or restricted equity awards at the time of termination of employment that would have vested during the twelve months following the termination date will immediately vest and become exercisable or tradeable.

    On April 24, 2008, the Company issued a press release announcing that Thomas A. Pitler, Ph.D. age 49, was promoted to Senior Vice President and Chief Business and Financial Officer, effective on April 17, 2008.  Mr. Pitler joined the Company in 1995 and has served as the Vice President, Business Development since 2004.  The Company expects to enter into an employment agreement with Dr. Pitler that is similar to the Employment Agreement it has entered into with Dr. Stankovic.  At this time the terms of an employment agreement with Dr. Pitler have not been finalized.

    The foregoing description of Dr. Stankovic's Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein. The Company’s press released, dated April 24, 2008, announcing the Employment Agreement with Dr. Stankovic and the promotion of Mr. Pitler is attached hereto as Exhibit 99.1 and made part of this report and incorporated herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Employment Agreement, dated April 14, 2008, by and between Neurogen Corporation and Srdjan Stankovic.

99.1	Press Release, dated April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

By:/s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Date: April 24, 2008	Title: President and Chief Executive Officer

EXHIBIT INDEX

10.1        Employment Agreement, dated April 14, 2008, by and between Neurogen Corporation and Srdjan Stankovic.

99.1	Press Release, dated April 24, 2008.